THIRD SUPPLEMENT DATED MARCH 29, 2000 TO THE

                 CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM DATED

                                DECEMBER 15, 1999

               WESTERN KENTUCKY LITHOTRIPTERS LIMITED PARTNERSHIP

                  Western Kentucky Lithotripters Limited Partnership, a Kentucky limited partnership (the "Partnership"), by this Third Supplement hereby amends and supplements its Confidential Private Placement Memorandum dated December 15, 1999, as amended and as supplemented (the "Memorandum"). Capitalized terms used herein are defined in the Glossary appearing in the Memorandum. Persons who have subscribed for or are considering an investment in the Units offered by the Memorandum should carefully review this Third Supplement.

Extension of the Offering

                  Pursuant to the authority given to the General Partner in the Memorandum, the General Partner hereby elects to extend the offering termination date to April 7, 2000 (or earlier in the discretion of the General Partner, upon the sale of all Units as provided in the Memorandum).